EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Qualified Stock Options Pursuant to Individual Stock Option Agreements of Westell Technologies, Inc. of our report dated May 21, 2002, except for Notes 2 and 3, as to which the date is June 28, 2002, with respect to the consolidated financial statements and schedule of Westell Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2002, filed with the Securities and Exchange Commission.





Chicago, IL
June 5, 2003